***FOR IMMEDIATE RELEASE***

For: ZIONS BANCORPORATION	Contact: James Abbott
One South Main, 15th Floor	Tel: (801) 524-4787
Salt Lake City, Utah	January 23, 2012
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS EARNINGS OF $0.24
PER DILUTED COMMON SHARE FOR FOURTH QUARTER 2011

SALT LAKE CITY, January 23, 2012 – Zions Bancorporation (Nasdaq: ZION) (“Zions” or “the Company”) today reported fourth quarter net earnings applicable to common shareholders of $44.4 million or $0.24 per diluted common share, compared to $65.2 million or $0.35 per diluted share for the third quarter of 2011. Excluding the noncash effects of the discount amortization on convertible subordinated debt and additional accretion (net of expense) on acquired loans, net earnings were $53.5 million or $0.30 per diluted share for the fourth quarter of 2011, compared to $74.8 million or $0.40 per diluted share for the third quarter of 2011.

Fourth Quarter 2011 Highlights

•	Nonaccrual loans decreased 15% to $0.9 billion, compared to a decrease of 16% to $1.1 billion in the third quarter.

•	Other real estate owned decreased 25% to $153 million, compared to a decrease of 15% to $203 million in the third quarter.

•	Net charge-offs decreased 7% to $95 million, compared to a decrease of 10% to $102 million in the third quarter.

•	Average loans and leases, excluding FDIC-supported loans, increased 0.4% or $158 million to $36.1 billion, compared to a $4 million increase in the third quarter.

•	The estimated Tier 1 common to risk-weighted assets ratio was 9.55% compared to 9.53% in the third quarter.

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ZIONS BANCORPORATION
Press Release – Page 2
January 23, 2012

•
Net interest income decreased 1.8% to $462 million from $471 million in the third quarter. The net interest margin decreased 13 basis points to 3.86% from 3.99% in the third quarter. The increase in average cash-related balances accounted for 8 basis points of the decrease.

•
Average total deposits increased $804 million, compared to an increase of $512 million in the third quarter. Average cash-related balances increased $1.1 billion, compared to an increase of $726 million in the third quarter.

“We are again pleased with the significant improvement in credit quality this quarter, which we expect to continue and to result in lower net charge-offs in 2012,” said Harris H. Simmons, chairman and chief executive officer. Mr. Simmons continued, “We also are pleased with the somewhat stronger loan growth this quarter and with signs of strengthening loan pipelines, particularly for business loans. Revenue growth was a challenge for us, as it was for the whole industry, in 2011.” Mr. Simmons concluded, “However, we see signs of stabilizing loan pricing, which with continued loan growth and improving credit quality should lead to improved results in 2012.”

Asset Quality
Nonperforming lending-related assets declined approximately 16% to $1.1 billion at December 31, 2011 from $1.3 billion at September 30, 2011. Nonaccrual loans declined approximately 15% to $0.9 billion at December 31, 2011 from $1.1 billion at September 30, 2011. Additions to nonaccrual loans declined to $209 million during the fourth quarter of 2011, compared to $233 million during the third quarter of 2011. Nonaccrual loans that are current as to principal and interest were approximately 41% of the balance at December 31, 2011, compared to 39% at September 30, 2011. Other real estate owned declined approximately 25% to $153 million at December 31, 2011, compared to $203 million at September 30, 2011.

The ratio of nonperforming lending-related assets to net loans and leases and other real estate owned decreased to 2.83% at December 31, 2011, compared to 3.43% at September 30, 2011.

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ZIONS BANCORPORATION
Press Release – Page 3
January 23, 2012

Classified loans decreased approximately 13% to $2.1 billion at December 31, 2011, compared to 12% to $2.4 billion at September 30, 2011. Additions to classified loans decreased to $330 million during the fourth quarter of 2011, compared to $357 million during the third quarter of 2011. Approximately 72% of classified loans were current as to principal and interest for the fourth quarter of 2011, unchanged from the third quarter of 2011.

Net loan and lease charge-offs were $95 million for the fourth quarter of 2011, compared to $102 million for the third quarter of 2011. Net charge-offs declined primarily in commercial and industrial loans.

The Company had a negative provision for loan losses, $(1.5) million, for the fourth quarter of 2011, compared to a provision of $14.6 million for the third quarter of 2011. The decline mainly resulted from improvement in the credit quality indicators previously discussed. The allowance for credit losses was $1.2 billion, or 3.10% of net loans and leases at December 31, 2011, compared to $1.3 billion, or 3.40% of net loans and leases at September 30, 2011. The allowance for credit losses was 127% of nonaccrual loans at December 31, 2011, compared to 117% at September 30, 2011, and equaled approximately 3.0 years’ coverage of annualized net charge-offs at December 31, 2011.

Loans
Average loans and leases, excluding FDIC supported loans, increased $158 million or 0.4% to $36.1 billion during the fourth quarter of 2011, compared to an increase of $4 million during the third quarter of 2011. Net increases in commercial and industrial loans, primarily at Amegy Bank and Zions Bank, along with net increases in term commercial real estate primarily at California Bank & Trust, were offset by decreases in construction and land development, commercial owner occupied, and FDIC-supported loans. FDIC-supported loans in the aggregate continue to perform better than originally forecasted.

Deposits
Average total deposits for the fourth quarter of 2011 increased $804 million or 1.9% to $42.2 billion compared to $41.4 billion for the third quarter of 2011. The increase resulted primarily from a higher level of average noninterest-bearing demand deposits for the fourth quarter of 2011 which were $15.5 billion, compared to $14.8 billion for the third quarter of 2011. The large majority of the increase occurred in commercial accounts at Amegy Bank. The ratio of loans to deposits was 86.9% at December 31, 2011, compared to 89.1% at September 30, 2011.

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ZIONS BANCORPORATION
Press Release – Page 4
January 23, 2012

Net Interest Income
Net interest income decreased 1.8% to $462 million for the fourth quarter of 2011, compared to $471 million for the third quarter of 2011; the decrease was primarily due to rate resets on older vintage longer-term loans. The net interest margin decreased 13 basis points to 3.86% in the fourth quarter of 2011, compared to 3.99% in the third quarter of 2011; approximately 8 basis points of the decline was attributable to an increase in average cash-related balances to $6.6 billion for the fourth quarter, compared to $5.5 billion for the third quarter.

The calculations of core net interest income and the core net interest margin adjust for discount amortization on convertible subordinated debt and accretion on acquired loans. For the fourth quarter of 2011, these adjustments substantially offset each other as core net interest income at $461 million was substantially the same as net interest income, and the core net interest margin was the same as the net interest margin.

Investment Securities
During the fourth quarter of 2011, the Company recognized credit-related OTTI on CDOs of $12.1 million or $0.04 per diluted share, compared to $13.3 million or $0.04 per diluted share during the third quarter of 2011. The OTTI this quarter included $4.3 million from a homebuilder bankruptcy within the CDO pool and $4.6 million that resulted primarily from assumption increases in the medium-term PDs of the best performing banks. In its CDO portfolio, the Company had exposure to 24 of the 92 bank failures that occurred in 2011. At the time of default, the Company’s weighted average PD for the 24 failed banks was 96%.

The following table shows the changes in carrying value for CDOs at December 31, 2011 compared to September 30, 2011:

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ZIONS BANCORPORATION
Press Release – Page 5
January 23, 2012

	December 31, 2011						% of carrying		Change
(Amounts in millions)	Par		Amortized cost		Carrying value		value to par		12/31/11
	Amount	%	Amount	%	Amount	%	12/31/11	9/30/11	vs 9/30/11
Predominantly bank CDOs
by original ratings:
AAA	$944	36%	$827	38%	$577	47%	61%	60%	1%
A	948	36%	727	34%	194	16%	20%	20%	0%
BBB	67	3%	24	1%	3	0%	4%	3%	1%
Total bank CDOs	1,959	75%	1,578	73%	774	63%	40%	39%	1%

Insurance only CDOs	461	18%	455	21%	363	30%	79%	79%	0%

Other CDOs	189	7%	123	6%	83	7%	44%	45%	(1)%

Total CDOs	$2,609	100%	$2,156	100%	$1,220	100%	47%	47%	0%

Noninterest Income
Noninterest income for the fourth quarter of 2011 was $98.3 million, compared to $121.0 million in the third quarter of 2011. The decrease included an $8 million reduction, partially offset by other items, in other service charges, commissions and fees due to the impact of the Durbin amendment. Other decreases in noninterest income during the quarter primarily resulted from the recognition in the third quarter of both the $13 million fixed income securities gains and the $5.5 million equity securities gain from the sale of BServ, Inc. (dba BankServ) stock.

Noninterest Expense
Noninterest expense for the fourth quarter of 2011 was $425.0 million compared to $409.0 million for the third quarter of 2011. The increase in salaries and employee benefits primarily resulted from one-time accrual adjustments of approximately $6 million for retirement-related benefits. Excluding employee benefits, salaries and bonuses in the fourth quarter of 2011 were lower than the third quarter of 2011 and the fourth quarter of 2010. Other significant increases included the provision for unfunded lending commitments, legal and professional services, and other related accruals. Notable decreases included other real estate and credit related expenses.

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ZIONS BANCORPORATION
Press Release – Page 6
January 23, 2012

Shareholders’ Equity
Effective November 16, 2011, approximately $15.0 million of convertible subordinated debt was converted into depositary shares each representing a 1/40th interest in a share of the Company’s preferred stock. This conversion added 14,957 shares of Series C to the Company’s preferred stock. Accelerated discount amortization on the converted debt increased interest expense by a pretax noncash amount of approximately $5.8 million ($4.7 million after-tax) in the fourth quarter of 2011, compared to $7.5 million ($6.1 million after-tax) in the third quarter of 2011.

The estimated Tier 1 common to risk-weighted assets ratio was 9.55% at December 31, 2011, compared to 9.53% at September 30, 2011.

Conference Call
Zions will host a conference call to discuss these fourth quarter results at 5:30 p.m. ET this afternoon (January 23, 2012). Media representatives, analysts and the public are invited to listen to this discussion by calling 253-237-1247 (domestic and international) and entering the passcode 36356880, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at www.zionsbancorporation.com. A replay of the call will be available from approximately 7:30 p.m. ET on Monday, January 23, 2012, until midnight ET on Monday, January 30, 2012, by dialing 404-537-3406 (domestic and international) and entering the passcode 36356880. The webcast of the conference call will also be archived and available for 30 days.

About Zions Bancorporation
Zions Bancorporation is one of the nation's premier financial services companies, consisting of a collection of great banks in select Western markets. Zions operates its banking businesses under local management teams and community identities through approximately 500 offices in 10 Western and Southwestern states:  Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. The Company is a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

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ZIONS BANCORPORATION
Press Release – Page 7
January 23, 2012

Forward-Looking Information
Statements in this press release that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that might cause such differences include, but are not limited to: the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either internationally, nationally or locally in areas in which the Company conducts its operations, including changes in securities markets and valuations in structured securities and other assets; changes in governmental policies and programs resulting from general economic and financial market conditions; changes in interest and funding rates; continuing consolidation in the financial services industry; new private and governmental legal actions or changes in existing private and governmental legal actions; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business (including The Dodd-Frank Wall Street Reform and Consumer Protection Act); and changes in accounting policies, procedures or determinations as may be required by the Financial Accounting Standards Board or other regulatory agencies.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Zions Bancorporation’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).

Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 8
FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended
(In thousands, except share, per share, and ratio data)	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010
PER COMMON SHARE
Dividends	$0.01	$0.01	$0.01	$0.01	$0.01
Book value per common share	25.02	24.78	24.88	24.93	25.12
Tangible common equity per common share	19.14	18.87	18.95	18.96	19.09

SELECTED RATIOS
Return on average assets	0.67%	0.84%	0.57%	0.42%	(0.56)%
Return on average common equity	3.84%	5.58%	2.53%	1.29%	(9.51)%
Net interest margin	3.86%	3.99%	3.62%	3.76%	3.49%

Capital Ratios
Tangible common equity ratio	6.77%	6.90%	6.95%	7.01%	6.99%
Tangible equity ratio	11.33%	11.56%	11.58%	11.36%	11.10%
Average equity to average assets	13.27%	13.51%	13.42%	13.25%	12.80%

Risk-Based Capital Ratios1:
Tier 1 common to risk-weighted assets	9.55%	9.53%	9.36%	9.32%	8.95%
Tier 1 leverage	13.39%	13.48%	13.44%	13.14%	12.56%
Tier 1 risk-based capital	16.10%	16.10%	15.87%	15.46%	14.78%
Total risk-based capital	18.04%	18.12%	18.01%	17.77%	17.15%

Taxable-equivalent net interest income	$466,699	$475,580	$421,226	$429,231	$412,001

Weighted average common and common-
equivalent shares outstanding	182,823,190	182,857,702	182,728,185	181,997,687	178,097,851
Common shares outstanding	184,135,388	184,294,782	184,311,290	183,854,486	182,784,086

1 Ratios for December 31, 2011 are estimates.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 9
CONSOLIDATED BALANCE SHEETS
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except share amounts)	2011	2011	2011	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$1,224,350	$1,102,768	$1,035,028	$949,140	$924,126
Money market investments:
Interest-bearing deposits	7,020,895	5,118,066	4,924,992	4,689,323	4,576,008
Federal funds sold and security resell agreements	102,159	165,106	123,132	67,197	130,305
Investment securities:
Held-to-maturity, at adjusted cost (approximate fair value
$729,974, $715,608, $762,998, $758,169, and $788,354)	807,804	791,569	829,702	820,636	840,642
Available-for-sale, at fair value	3,230,795	3,970,602	4,084,963	4,130,342	4,205,742
Trading account, at fair value	40,273	49,782	51,152	56,549	48,667
	4,078,872	4,811,953	4,965,817	5,007,527	5,095,051

Loans held for sale	201,590	159,300	158,943	195,055	206,286

Loans:
Loans and leases excluding FDIC-supported loans	36,526,661	36,050,339	36,092,361	35,753,638	35,896,395
FDIC-supported loans	751,091	800,530	853,937	912,881	971,377
	37,277,752	36,850,869	36,946,298	36,666,519	36,867,772
Less:
Unearned income and fees, net of related costs	133,100	126,361	122,721	120,725	120,341
Allowance for loan losses	1,049,958	1,148,903	1,237,733	1,349,800	1,440,341
Loans and leases, net of allowance	36,094,694	35,575,605	35,585,844	35,195,994	35,307,090

Other noninterest-bearing investments	865,231	860,045	858,678	858,958	858,367
Premises and equipment, net	719,276	726,503	722,600	721,487	720,985
Goodwill	1,015,129	1,015,129	1,015,161	1,015,161	1,015,161
Core deposit and other intangibles	67,830	72,571	77,346	82,199	87,898
Other real estate owned	153,178	203,173	238,990	268,876	299,577
Other assets	1,605,905	1,721,101	1,654,883	1,756,791	1,814,032
	$53,149,109	$51,531,320	$51,361,414	$50,807,708	$51,034,886

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$16,110,857	$14,911,729	$14,475,383	$13,790,615	$13,653,929
Interest-bearing:
Savings and NOW	7,159,101	6,711,002	6,555,306	6,494,013	6,362,138
Money market	14,616,740	14,576,527	14,948,065	14,874,507	15,090,833
Time	3,413,550	3,536,755	3,775,409	3,944,492	4,173,449
Foreign	1,575,361	1,627,135	1,437,067	1,488,807	1,654,651
	42,875,609	41,363,148	41,191,230	40,592,434	40,935,000

Securities sold, not yet purchased	44,486	30,070	42,709	101,406	42,548
Federal funds purchased and security repurchase agreements	608,098	630,901	630,058	727,764	722,258
Other short-term borrowings	70,273	125,290	147,945	182,167	166,394
Long-term debt	1,954,462	1,898,439	1,879,669	1,913,083	1,942,622
Reserve for unfunded lending commitments	102,422	98,062	100,264	102,168	111,708
Other liabilities	510,531	466,493	456,448	444,099	467,142
Total liabilities	46,165,881	44,612,403	44,448,323	44,063,121	44,387,672

Shareholders’ equity:
Preferred stock, without par value, authorized 4,400,000 shares	2,377,560	2,354,523	2,329,370	2,162,399	2,056,672
Common stock, without par value; authorized 350,000,000
shares; issued and outstanding 184,135,388, 184,294,782,
184,311,290, 183,854,486, and 182,784,086 shares	4,163,242	4,160,697	4,158,369	4,178,369	4,163,619
Retained earnings	1,036,590	994,380	931,345	904,247	889,284
Accumulated other comprehensive income (loss)	(592,084)	(588,834)	(504,491)	(499,163)	(461,296)
Controlling interest shareholders’ equity	6,985,308	6,920,766	6,914,593	6,745,852	6,648,279
Noncontrolling interests	(2,080)	(1,849)	(1,502)	(1,265)	(1,065)
Total shareholders’ equity	6,983,228	6,918,917	6,913,091	6,744,587	6,647,214
	$53,149,109	$51,531,320	$51,361,414	$50,807,708	$51,034,886

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 10
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010
Interest income:
Interest and fees on loans	$504,243	$520,133	$523,741	$518,157	$539,452
Interest on money market investments	4,308	3,482	3,199	2,843	3,419
Interest on securities:
Held-to-maturity	9,106	8,937	9,009	8,664	8,149
Available-for-sale	21,268	21,382	22,179	22,276	22,472
Trading account	548	462	538	452	546
Total interest income	539,473	554,396	558,666	552,392	574,038

Interest expense:
Interest on deposits	26,645	31,093	34,257	36,484	40,915
Interest on short-term borrowings	1,221	1,501	1,783	2,180	2,442
Interest on long-term debt	49,699	51,207	106,454	89,872	123,813
Total interest expense	77,565	83,801	142,494	128,536	167,170

Net interest income	461,908	470,595	416,172	423,856	406,868
Provision for loan losses	(1,476)	14,553	1,330	60,000	173,242
Net interest income after provision for loan losses	463,384	456,042	414,842	363,856	233,626

Noninterest income:
Service charges and fees on deposit accounts	42,873	44,154	42,878	44,530	46,498
Other service charges, commissions and fees	38,539	45,308	43,958	41,685	41,124
Trust and wealth management income	6,481	6,269	7,179	6,754	6,512
Capital markets and foreign exchange	8,106	7,729	8,358	7,214	10,309
Dividends and other investment income	7,805	9,356	17,239	8,028	7,621
Loan sales and servicing income	6,058	6,165	9,836	6,013	8,943
Fair value and nonhedge derivative income (loss)	(4,677)	(5,718)	4,195	1,220	292
Equity securities gains (losses), net	1,961	5,289	(1,636)	897	(246)
Fixed income securities gains (losses), net	1,288	13,035	(2,396)	(59)	841
Impairment losses on investment securities:
Impairment losses on investment securities	(12,351)	(55,530)	(6,339)	(3,105)	(15,243)
Noncredit-related losses on securities not expected to
be sold (recognized in other comprehensive income)	265	42,196	1,181	-	2,923
Net impairment losses on investment securities	(12,086)	(13,334)	(5,158)	(3,105)	(12,320)
Other	1,956	2,789	3,896	20,966	3,665
Total noninterest income	98,304	121,042	128,349	134,143	113,239

Noninterest expense:
Salaries and employee benefits	220,290	216,855	222,138	215,010	207,288
Occupancy, net	27,899	29,040	27,588	28,010	27,957
Furniture and equipment	27,036	26,852	26,153	25,662	24,771
Other real estate expense	14,936	20,564	17,903	24,167	25,467
Credit related expense	14,213	15,379	17,124	14,913	19,284
Provision for unfunded lending commitments	4,360	(2,202)	(1,904)	(9,540)	13,809
Legal and professional services	14,974	8,897	8,432	6,689	11,372
Advertising	7,780	6,511	5,962	6,911	7,099
FDIC premiums	12,012	12,573	15,232	24,101	25,636
Amortization of core deposit and other intangibles	4,741	4,773	4,855	5,701	6,230
Other	76,799	69,776	72,773	66,751	74,443
Total noninterest expense	425,040	409,018	416,256	408,375	443,356

Income (loss) before income taxes	136,648	168,066	126,935	89,624	(96,491)
Income taxes (benefit)	47,877	59,348	54,325	37,033	(24,097)
Net income (loss)	88,771	108,718	72,610	52,591	(72,394)
Net income (loss) applicable to noncontrolling interests	(248)	(375)	(265)	(226)	(194)
Net income (loss) applicable to controlling interest	89,019	109,093	72,875	52,817	(72,200)
Preferred stock dividends	(44,599)	(43,928)	(43,837)	(38,050)	(38,087)
Net earnings (loss) applicable to common shareholders	$44,420	$65,165	$29,038	$14,767	$(110,287)

Weighted average common shares outstanding during the period:
Basic shares	182,703	182,676	182,472	181,707	178,098
Diluted shares	182,823	182,858	182,728	181,998	178,098

Net earnings (loss) per common share:
Basic	$0.24	$0.35	$0.16	$0.08	$(0.62)
Diluted	0.24	0.35	0.16	0.08	(0.62)

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 11

Loan Balances By Portfolio Type
(Unaudited)

(In millions)	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010
Commercial:
Commercial and industrial	$10,394	$9,787	$9,573	$9,276	$9,167
Leasing	422	410	406	409	410
Owner occupied	8,166	8,334	8,427	8,252	8,218
Municipal	442	441	449	435	439
Total commercial	19,424	18,972	18,855	18,372	18,234

Commercial real estate:
Construction and land development	2,276	2,477	2,757	2,955	3,499
Term	7,906	7,743	7,722	7,857	7,650
Total commercial real estate	10,182	10,220	10,479	10,812	11,149

Consumer:
Home equity credit line	2,185	2,158	2,140	2,120	2,142
1-4 family residential	3,915	3,884	3,801	3,620	3,499
Construction and other consumer real estate	307	304	308	324	343
Bankcard and other revolving plans	291	278	280	276	297
Other	223	234	229	230	233
Total consumer	6,921	6,858	6,758	6,570	6,514

FDIC-supported loans 1	751	801	854	913	971
Total loans	$37,278	$36,851	$36,946	$36,667	$36,868

1 FDIC-supported loans represent loans acquired from the FDIC subject to loss sharing agreements.

FDIC-Supported Loans – Effect of Higher Accretion
and Impact on FDIC Indemnification Asset
(Unaudited)

(In thousands)	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010
Balance sheet:

Change in assets from reestimation of cash flows –
increase (decrease):
FDIC-supported loans	$17,003	$20,642	$21,467	$19,257	$19,006
FDIC indemnification asset (included in other assets)	(13,126)	(15,431)	(14,975)	(13,088)	(15,205)

Balance at end of period:
FDIC-supported loans	751,091	800,530	853,937	912,881	971,377
FDIC indemnification asset (included in other assets)	120,358	135,299	150,557	172,170	195,515

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010
Statement of income:

Interest income:
Interest and fees on loans	$17,003	$20,642	$21,467	$19,257	$19,006

Noninterest expense:
Other noninterest expense	13,126	15,431	14,975	13,088	15,205
Net increase in pretax income	$3,877	$5,211	$6,492	$6,169	$3,801

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 12

Nonperforming Lending-Related Assets
(Unaudited)

(Amounts in thousands)	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010

Nonaccrual loans	$885,608	$1,038,803	$1,243,304	$1,379,521	$1,492,869
Other real estate owned	128,874	170,023	195,005	225,005	259,614
Nonperforming lending-related assets, excluding
FDIC-supported assets	1,014,482	1,208,826	1,438,309	1,604,526	1,752,483

FDIC-supported nonaccrual loans	24,267	29,082	30,414	32,935	35,837
FDIC-supported other real estate owned	24,304	33,150	43,985	43,871	39,963
FDIC-supported nonperforming assets	48,571	62,232	74,399	76,806	75,800
Total nonperforming lending-related assets	$1,063,053	$1,271,058	$1,512,708	$1,681,332	$1,828,283

Ratio of nonperforming lending-related assets to net loans
and leases 1 and other real estate owned	2.83%	3.43%	4.06%	4.54%	4.91%

Accruing loans past due 90 days or more, excluding
FDIC-supported loans	$19,145	$15,863	$19,195	$14,830	$23,218
FDIC-supported loans past due 90 days or more	74,611	85,714	89,554	94,715	118,760
Ratio of accruing loans past due 90 days or more to
net loans and leases 1	0.25%	0.28%	0.29%	0.30%	0.38%

Nonaccrual loans and accruing loans past due 90 days or more	$1,003,631	$1,169,462	$1,382,467	$1,522,001	$1,670,684
Ratio of nonaccrual loans and accruing loans past due
90 days or more to net loans and leases 1	2.69%	3.17%	3.74%	4.14%	4.52%

Accruing loans past due 30 - 89 days, excluding
FDIC-supported loans	$183,976	$174,250	$170,782	$233,601	$262,714
FDIC-supported loans past due 30 - 89 days	24,691	13,816	21,520	22,492	27,203

Restructured loans included in nonaccrual loans	295,825	308,159	324,077	344,024	367,135
Restructured loans on accrual	448,109	430,253	393,602	366,440	388,006

Classified loans, excluding FDIC-supported loans	2,056,472	2,361,574	2,675,741	3,045,509	3,408,312

1 Includes loans held for sale.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 13

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(Amounts in thousands)	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010
Allowance for Loan Losses
Balance at beginning of period	$1,148,903	$1,237,733	$1,349,800	$1,440,341	$1,529,955
Add:
Provision for losses	(1,476)	14,553	1,330	60,000	173,242
Adjustment for FDIC-supported loans	(2,655)	(1,520)	(162)	(4,514)	(6,046)
Deduct:
Gross loan and lease charge-offs	(120,599)	(129,146)	(142,444)	(167,968)	(282,803)
Recoveries	25,785	27,283	29,209	21,941	25,993
Net loan and lease charge-offs	(94,814)	(101,863)	(113,235)	(146,027)	(256,810)
Balance at end of period	$1,049,958	$1,148,903	$1,237,733	$1,349,800	$1,440,341

Ratio of allowance for loan losses to net loans and
leases, at period end	2.83%	3.13%	3.36%	3.69%	3.92%

Ratio of allowance for loan losses to nonperforming
loans, at period end	115.40%	107.59%	97.17%	95.56%	94.22%

Annualized ratio of net loan and lease charge-offs to
average loans	1.03%	1.11%	1.23%	1.59%	2.77%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$98,062	$100,264	$102,168	$111,708	$97,899
Provision charged (credited) to earnings	4,360	(2,202)	(1,904)	(9,540)	13,809
Balance at end of period	$102,422	$98,062	$100,264	$102,168	$111,708

Total Allowance for Credit Losses
Allowance for loan losses	$1,049,958	$1,148,903	$1,237,733	$1,349,800	$1,440,341
Reserve for unfunded lending commitments	102,422	98,062	100,264	102,168	111,708
Total allowance for credit losses	$1,152,380	$1,246,965	$1,337,997	$1,451,968	$1,552,049

Ratio of total allowance for credit losses
to net loans and leases outstanding, at period end	3.10%	3.40%	3.63%	3.97%	4.22%

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 14

Nonaccrual Loans By Portfolio Type
(Excluding FDIC-Supported Loans)
(Unaudited)

(In millions)	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010

Loans held for sale	$18	$18	$17	$21	$-

Commercial:
Commercial and industrial	127	176	186	213	224
Leasing	2	1	1	1	1
Owner occupied	239	268	314	317	342
Municipal	-	-	6	2	2
Total commercial	368	445	507	533	569

Commercial real estate:
Construction and land development	220	245	344	399	494
Term	156	189	233	270	264
Total commercial real estate	376	434	577	669	758

Consumer:
Home equity credit line	18	15	13	13	14
1-4 family residential	91	108	110	119	125
Construction and other consumer real estate	12	16	16	21	24
Bankcard and other revolving plans	-	-	-	-	1
Other	3	3	3	4	2
Total consumer	124	142	142	157	166
Total nonaccrual loans	$886	$1,039	$1,243	$1,380	$1,493

Net Charge-Offs By Portfolio Type
(Unaudited)
	Three Months Ended
(In millions)	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010
Commercial:
Commercial and industrial	$9	$27	$18	$31	$55
Leasing	-	-	-	-	3
Owner occupied	33	27	19	22	43
Municipal	-	-	-	-	-
Total commercial	42	54	37	53	101

Commercial real estate:
Construction and land development	13	17	37	48	81
Term	24	15	18	22	44
Total commercial real estate	37	32	55	70	125

Consumer:
Home equity credit line	6	4	6	6	9
1-4 family residential	7	5	11	8	14
Construction and other consumer real estate	1	4	2	4	3
Bankcard and other revolving plans	2	3	2	3	2
Other	-	-	-	2	3
Total consumer loans	16	16	21	23	31
Total net charge-offs	$95	$102	$113	$146	$257

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 15
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended		Three Months Ended		Three Months Ended
	December 31, 2011		September 30, 2011		June 30, 2011
(In thousands)	Average	Average	Average	Average	Average	Average
	balance	rate	balance	rate	balance	rate
ASSETS
Money market investments	$6,574,588	0.26%	$5,519,190	0.25%	$4,792,704	0.27%
Securities:
Held-to-maturity	794,030	5.60%	821,510	5.39%	821,768	5.51%
Available-for-sale	3,496,842	2.47%	3,951,546	2.21%	4,031,836	2.27%
Trading account	65,901	3.30%	55,214	3.32%	60,894	3.54%
Total securities	4,356,773	3.06%	4,828,270	2.76%	4,914,498	2.83%

Loans held for sale	161,134	3.45%	118,054	4.08%	144,048	4.25%

Loans:
Net loans and leases excluding FDIC-supported loans 1	36,122,003	5.23%	35,964,005	5.39%	35,960,395	5.47%
FDIC-supported loans	775,365	14.51%	819,696	15.79%	879,290	15.65%
Total loans and leases	36,897,368	5.43%	36,783,701	5.62%	36,839,685	5.71%
Total interest-earning assets	47,989,863	4.50%	47,249,215	4.70%	46,690,935	4.84%
Cash and due from banks	1,071,368		1,036,218		1,036,501
Allowance for loan losses	(1,128,602)		(1,210,111)		(1,321,098)
Goodwill	1,015,125		1,015,161		1,015,161
Core deposit and other intangibles	70,345		75,153		79,950
Other assets	3,332,441		3,407,914		3,490,867
Total assets	$52,350,540		$51,573,550		$50,992,316

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$6,858,799	0.23%	$6,637,565	0.27%	$6,548,676	0.29%
Money market	14,769,654	0.36%	14,838,406	0.43%	14,827,231	0.48%
Time	3,468,855	0.84%	3,630,024	0.91%	3,854,641	0.98%
Foreign	1,634,203	0.43%	1,494,995	0.55%	1,490,636	0.58%
Total interest-bearing deposits	26,731,511	0.40%	26,600,990	0.46%	26,721,184	0.51%
Borrowed funds:
Securities sold, not yet purchased	30,704	4.11%	31,077	4.25%	37,989	4.16%
Federal funds purchased and security
repurchase agreements	632,030	0.11%	616,150	0.12%	660,017	0.12%
Other short-term borrowings	102,930	2.82%	140,252	2.79%	169,574	2.81%
Long-term debt	1,921,251	10.26%	1,893,251	10.73%	1,897,887	22.50%
Total borrowed funds	2,686,915	7.52%	2,680,730	7.80%	2,765,467	15.70%
Total interest-bearing liabilities	29,418,426	1.05%	29,281,720	1.14%	29,486,651	1.94%
Noninterest-bearing deposits	15,469,278		14,795,706		14,163,514
Other liabilities	515,595		529,343		499,072
Total liabilities	45,403,299		44,606,769		44,149,237
Shareholders’ equity:
Preferred equity	2,365,430		2,334,784		2,246,088
Common equity	4,583,748		4,633,555		4,598,336
Controlling interest shareholders’ equity	6,949,178		6,968,339		6,844,424
Noncontrolling interests	(1,937)		(1,558)		(1,345)
Total shareholders’ equity	6,947,241		6,966,781		6,843,079
Total liabilities and shareholders’ equity	$52,350,540		$51,573,550		$50,992,316

Spread on average interest-bearing funds		3.45%		3.56%		2.90%

Net yield on interest-earning assets		3.86%		3.99%		3.62%

1 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 16

GAAP to Non-GAAP Reconciliation
(Unaudited)
		Three Months Ended
		December 31, 2011			September 30, 2011
(Amounts in thousands)			Diluted			Diluted
		Amount	EPS		Amount	EPS
1.	Net Earnings Excluding the Effects of the Discount Amortization on
	Convertible Subordinated Debt and Additional Accretion on Acquired Loans

	Net earnings applicable to common shareholders (GAAP)	$44,420	$0.24		$65,165	$0.35
	Addback for the after-tax impact of:
	Discount amortization on convertible subordinated debt	6,679	0.04		6,574	0.04
	Accelerated discount amortization on convertible subordinated debt	4,687	0.03		6,095	0.03
	Additional accretion of interest income on acquired loans, net of expense	(2,242)	(0.01)		(3,019)	(0.02)
	Net earnings excluding the effects of the discount amortization on convertible
	subordinated debt and additional accretion on acquired loans (non-GAAP)	$53,544	$0.30		$74,815	$0.40

		Three Months Ended
		December 31, 2011			September 30, 2011

2.	Core Net Interest Income (NII)/Net Interest Margin (NIM)	NII	NIM		NII	NIM

	Net interest income/net interest margin as reported (GAAP)	$461,908	3.86%	1	$470,595	3.99%
	Addback for the pretax impact of:
	Discount amortization on convertible subordinated debt	10,817	0.09%		10,645	0.09%
	Accelerated discount amortization on convertible subordinated debt	5,759	0.05%		7,498	0.06%
	Additional accretion of interest income on acquired loans	(17,003)	(0.14)%		(20,642)	(0.17)%
	Core net interest income/net interest margin (non-GAAP)	$461,481	3.86%		$468,096	3.97%

	1Calculation of net interest margin is based on taxable equivalent net interest income.

This Press Release presents the following non-GAAP financial measures: 1. Net earnings excluding the effects of the discount amortization on convertible subordinated debt and additional accretion on acquired loans, and  2. Core net interest income/net interest margin. These non-GAAP financial measures exclude the effects of the following adjustments:  (i) periodic discount amortization on convertible subordinated debt; (ii) accelerated discount amortization on convertible subordinated debt which has been converted; and (iii) additional accretion of interest income on acquired loans based on increased projected cash flows (net of related expense in 1.).

The identified adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results.

The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for period-to-period and company-to-company comparisons, which will assist investors and analysts in analyzing the operating results of the Company and in predicting future performance. These non-GAAP financial measures are used by management and the Board of Directors to assess the performance of the Company’s business for evaluating bank reporting segment performance, for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting these non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management and the Board of Directors.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analyses of results reported under GAAP.

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